Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of TEPPCO Partners, L.P. (the “Company”) on Form 10-Q for the quarter ended March 31, 2009 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Tracy E. Ohmart, Acting Chief Financial Officer, Controller, Assistant Treasurer and Assistant Secretary of Texas Eastern Products Pipeline Company, LLC, the general partner of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  TRACY E. OHMART
Tracy E. Ohmart
Acting Chief Financial Officer, Controller, Assistant
Treasurer and Assistant Secretary
Texas Eastern Products Pipeline Company, LLC, General Partner

May 11, 2009

A signed original of this written statement required by Section 906 has been provided to TEPPCO Partners, L.P. and will be retained by TEPPCO Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.